UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                           ELMER'S RESTAURANTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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________________________________________________________________________________
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________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:
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     to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     [_]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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

                            ELMER'S RESTAURANTS, INC.
                             11802 S.E. STARK STREET
                                 P.O. BOX 16938
                             PORTLAND, OR 97292-0938


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 9, 2000


To the Shareholders of Elmer's Restaurants, Inc.:

         Notice is hereby given that the annual meeting of the shareholders of Elmer's Restaurants, Inc., an Oregon corporation (the "Company"), will be held at Elmer's Restaurant, 9848 N Whitaker Road, Portland, Oregon 97217, on August 9, 2000, at 2:00p.m., Pacific Daylight Time, for the following purposes:

1. Electing a Board of Directors to serve for the ensuing staggered terms and until their successors are elected;

2. To approve and ratify the appointment of PricewaterhouseCoopers, LLP, as the Company's independent public accountants for the year ending March 31, 2000.

3.       Transacting any other business that properly comes before the meeting.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on June 1, 2000 as the record date (the "Record Date") for the determination of shareholders of record that will be entitled to notice of and to vote at the annual meeting. Accompanying this Notice is a Proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY in the postage-prepaid envelope enclosed for that purpose. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may revoke your proxy at any time before the Proxy is voted. In other words, you may attend the meeting in person even though you have sent in your proxy, since retention of the proxy is not necessary for admission to or identification at the meeting.

         All shareholders are cordially invited to attend the meeting.


                                              By Order of the Board of Directors

                                              /s/ Juanita Nelson
                                              ----------------------------------
                                              Juanita Nelson
                                              Secretary

Portland, Oregon
June 23, 2000

PLEASE NOTE THAT ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, PLEASE VOTE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                            ELMER'S RESTAURANTS, INC.
                              11802 SE STARK STREET
                             PORTLAND, OREGON 97216


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 9, 2000


         The Board of Directors of Elmer's Restaurants, Inc., an Oregon corporation (the "Company") is soliciting a proxy in the form accompanying this proxy statement for use at the annual meeting of shareholders to be held on August 9, 2000 at Elmer's Restaurant, 9848 N Whitaker Road, Portland, Oregon 97217 at 2:00p.m., Pacific Daylight Time and at any adjournments thereof. This Proxy Statement will be first sent to shareholders on or about June 30, 2000. The Company will bear the cost of preparing and mailing the proxy, proxy statement, and any other material furnished to the shareholders by the Company in connection with the annual meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to beneficial owners of the stock held in their names.

         Any shares of stock of the Company held in the name of fiduciaries, custodians, or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian, or brokerage house itself -- the beneficial owner may not vote the shares directly and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote the shares.

ANY PERSON GIVING A PROXY IN THE FORM ACCOMPANYING THIS PROXY STATEMENT HAS THE POWER TO REVOKE IT AT ANY TIME BEFORE ITS EXERCISE. A PROXY MAY BE REVOKED BY WRITTEN NOTICE (OF AN INSTRUMENT OF REVOCATION) TO THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO THE ANNUAL MEETING OR BY EXECUTING A LATER DATED PROXY OR BY ATTENDING THE ANNUAL MEETING AND AFFIRMATIVELY ELECTING TO VOTE IN PERSON WHILE ATTENDING THE MEETING. HOWEVER, A SHAREHOLDER WHO ATTENDS THE MEETING NEED NOT REVOKE THE PROXY AND VOTE IN PERSON UNLESS THE SHAREHOLDER WISHES TO DO SO. ALL VALID, UNREVOKED PROXIES WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE PROXY, ALL SHARES REPRESENTED BY VALID PROXIES RECEIVED PURSUANT TO THIS SOLICITATION (AND NOT REVOKED BEFORE THEY ARE VOTED) WILL BE VOTED FOR THE ELECTION OF THE BOARD'S NOMINEES FOR DIRECTORS AND THE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS. AS TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND BE SUBMITTED TO A VOTE OF THE SHAREHOLDERS, PROXIES RECEIVED BY THE BOARD WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE HOLDERS THEREOF.

SHAREHOLDER PROPOSALS

         Any proposal of a shareholder intended to be presented at the Company's 2001 Annual Meeting of Shareholders must be received by the President of the Company for possible inclusion in the

Company's Proxy Statement, and notice of meeting relating to that meeting by January 22, 2001. Shareholder proposals must be made in compliance with applicable legal requirements promulgated by the Securities and Exchange Commission and be furnished to the President by certified mail, return receipt requested.

         Upon written request to Juanita Nelson, Secretary of the Company, directed to the Company's offices at P.O. Box 16938, Portland, Oregon 97292-0938, any person whose Proxy is solicited by this Proxy Statement will be provided, without charge, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules. These materials can also be obtained from the Securities and Exchange Commission's EDGAR website at http://www.sec.gov/ cgi-bin/srch-edgar?elmers+adj+restaurants.

VOTING

         The Company's Common Stock is the only outstanding voting security of the Company. Shareholders of record on June 1, 2000 (the "Record Date") will be entitled to notice of and to vote at the annual meeting or any adjournments thereof. On the Record Date, there were 1,665,548 shares of Common Stock outstanding, representing the only voting securities of the Company and voting as a single class. Each share of Common Stock is entitled to one vote. The Common Stock does not have cumulative voting rights.

VOTES CAST BY PROXY OR IN PERSON AT THE ANNUAL MEETING WILL BE COUNTED BY THE PERSON APPOINTED BY THE COMPANY TO ACT AS INSPECTOR OF ELECTION FOR THE ANNUAL MEETING. THE INSPECTOR OF ELECTION WILL TREAT SHARES REPRESENTED BY PROXIES THAT REFLECT ABSTENTIONS OR INCLUDE "BROKER NON-VOTES" AS SHARES THAT ARE PRESENT AND ENTITLED TO VOTE FOR PURPOSES OF DETERMINING THE PRESENCE OF A QUORUM. ABSTENTIONS OR "BROKER NON-VOTES" DO NOT CONSTITUTE A VOTE "FOR" OR "AGAINST" ANY MATTER AND THUS WILL BE DISREGARDED IN THE CALCULATION OF "VOTES CAST." ANY UNMARKED PROXIES, INCLUDING THOSE SUBMITTED BY BROKERS OR NOMINEES, WILL BE VOTED IN FAVOR OF THE NOMINEES OF THE BOARD AND THE PROPOSALS HEREIN, AS INDICATED IN THE ACCOMPANYING PROXY CARD. THE APPROVAL OF THE BOARD'S NOMINEES FOR ELECTION AND THE OTHER PROPOSALS STATED HEREIN WILL BE DECIDED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         The following table sets forth information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company, (ii) the Named Executive Officers, (iii) all directors and executive officers of the Company as a group, and (iv) each shareholder known by the Company to be a beneficial owner of more than 5% of the Company's voting securities as of June 1, 2000. The Company believes that except as otherwise noted, each person or entity named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such person or entity.


NAME OF BENEFICIAL OWNER
------------------------                      SHARES                               PERCENTAGE OF
EXECUTIVE OFFICERS AND DIRECTORS              BENEFICIALLY OWNED(1)(2)                CLASS(2)
--------------------------------              ------------------------                --------
William W. Service (3)                                205,273                           11.3%
Bruce Davis (3)                                       206,273                           11.3%
Corydon H. Jensen (3)                                  75,461                            4.1%
Thomas C. Connor                                       52,583                            2.9%
Richard Williams                                        2,000                               *
Paul Welch                                              2,000                               *
Donald Woolley                                         52,583                            2.9%
Jerry Scott (4)                                        13,478                               *
Juanita Nelson (4)                                      2,000                               *
All executive officers and directors                  611,651                           33.6%
as a group (9 persons)
CERTAIN SHAREHOLDERS
Richard Buckley                                       108,211                            5.9%
Gary Weeks                                            109,211                            6.0%
William W. Service, Bruce N. Davis and                587,694                           32.3%
Cordy Jensen, Voting Trustees (5)
Franklin Holdings Limited (6)                         202,333                           11.1%
-------------
*Representing less than 1%.

(1) For purposes of calculating beneficial ownership percentages, 1,665,548 shares of Common Stock were deemed outstanding and 154,500 options were deemed vested and exercisable at strike prices between $4.75 and $6.25 per share.

(2) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant, or right. Shares of Common Stock subject to options, warrants, or rights which are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants, or rights but are not deemed outstanding for computing the percentage of any other person.

(3) The beneficial ownership shown represent shares and options owned directly. See Note (5) for information as to beneficial ownership of shares of Common Stock held by a Voting Trust as to which Messrs. Service, Jensen and Davis are Voting Trustees.

(4) Jerry Scott and Juanita Nelson occupy the positions of Vice President, Operations and Controller respectively but have been omitted from the disclosure regarding Named Executive Officers because their individual annual compensation did not exceed $100,000 for the fiscal year ended March 31, 2000.

(5) William Service, Bruce Davis and Cordy Jensen are co-trustees of a Voting Trust which holds these shares and share voting power as to these shares. William Service disclaims beneficial ownership of all but 139,873 shares held in the Voting Trust. Bruce Davis disclaims beneficial ownership of all but 139,873 shares held in the Voting Trust. Cordy Jensen disclaims beneficial ownership of all but 73,461 shares held in the Voting Trust.

(6) Franklin Holdings Limited is owned beneficially 25% by Thomas Connor and beneficially 25% by Donald Woolley. Mr. Connor and Mr. Woolley's beneficial ownership listed under Executive Officers and Directors are inclusive of the shares owned by Franklin Holdings Limited.

         As previously reported in prior filings with the Securities and Exchange Commission, CBW, Inc. ("CBW") acquired 705,000 shares of Common Stock in the Company (representing 53.8% of the outstanding Common Stock) from Anita Goldberg and Rudolph Mazurosky on August 25, 1998. The consideration paid by CBW for the shares was $4,504,950. CBW's financing for its acquisition of the shares was drawn from two sources: (1) $600,000 from the purchase by Thomas Connor and Donald Woolley of shares representing 25% of the issued and outstanding common stock of CBW and (2) $3,904,950 from a loan to CBW, Inc. by Eagle's View Management Company, Inc. ("EVM"). EVM is affiliated with Donald Woolley and members of his family. The loan from EVM was for a total of $4,000,000. In connection with the acquisition of the shares, the Company's Board of Directors named certain shareholders of CBW, Inc. viz., Thomas Connor, Bruce Davis, Corydon Jensen, William Service, and Donald Woolley as directors and appointed William Service as Chief Executive Officer, Bruce Davis as President, and Jerry Scott as Vice President. The officers appointed occupied analogous positions with CBW, Inc. at that time.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) ("Section 16(a)") of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). SEC regulations require that persons filing these reports furnish copies to the Company. Based solely on a review of the copies of the reports received by the Company and on written representations of certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors have been complied with. To the knowledge of the Company, appropriate reports of such transactions are in the process of being filed with the Securities and Exchange Commission.


                                   PROPOSAL I
                                   ----------

                              ELECTION OF DIRECTORS

         The Board currently consists of seven members. The Board of Directors of the Company has the ability to amend the Bylaws of the Company without submitting such amendments to a shareholder vote. The Board of Directors recently adopted certain Bylaw amendments. The Company's Bylaws, as amended, provide for the classification of the Board into three classes, as nearly equal in number as possible, with staggered terms of office and provides that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their successors are duly elected and qualified. After a transitional arrangement, Directors will serve for three years, with one class being elected each year. In the opinion of the Board of Directors, the Board classification amendment was desirable to ensure stability and continuity in the management of the Company's business and affairs. Although there have been no material problems in the past with respect to stability or continuity of the Board of Directors, the Board believes that the longer time required to elect a majority of a classified Board will help to prevent the occurrence of such problems in the future. The provisions for classification of Directors will apply in all years. Changes in the composition of the whole Board would take up to three years and a change of a majority of the Directors would require two successive annual meetings.

         At this meeting, two nominees for director are to be re-elected as Class I directors. The Class I nominees are William W. Service and Paul Welch. As a result of the transitional arrangements required to give effect to the Board classification, the Class I directors elected at this annual meeting shall be elected to a three year term of office, and successors thereafter elected in each class shall be elected to three year terms. If no contrary indication is made, Proxies in the accompanying form are to be voted for such nominees or, in the event any such nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by the Board to fill such vacancy. Service and Welch are currently directors of the Company. The Board of Directors has no reason to believe that any of the nominees will be unavailable or unable to serve if elected.

INFORMATION REGARDING DIRECTORS

         The information set forth below as to each nominee for director has been furnished to the Company by the respective nominees for director:


                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                       FOR A ONE-YEAR TERM EXPIRING AT THE
                       2000 ANNUAL MEETING OF SHAREHOLDERS

NAME                            AGE         PRESENT POSITION WITH THE COMPANY
----                            ---         ---------------------------------
William W. Service, Jr.         39          Director and Chief Executive Officer
Paul Welch                      72          Director


         Bill Service, 39, is the Chief Executive Officer of several companies engaged in the restaurant business: Jaspers Food Management, Inc. (1993-present), CBW, Inc. (1995-1999) (which acquired the majority shareholding interest in the Company in 1998 and subsequently merged with the Company in February 1999), and Oregon Food Management, Inc. (1996-present). He has served as a director of the Company since 1998.

         Paul Welch, 72, owns and operates two Elmer's Restaurant franchises in Vancouver, Washington, one since 1978 and one since 1994. He has served as a director of the Company since 1983.

BOARD MEETINGS AND COMMITTEES

         The Company's Board held eleven regularly scheduled meetings and no special telephonic meetings during the year ended March 31, 2000. No nominee for director who served as a director during the past year attended fewer than 80% of the aggregate of the total number of meetings of the Board and the total number of meetings of committees of the Board on which he served. The Company's Board of Directors has an Audit Committee and established a Compensation Committee. The Company does not have a Nominating Committee or any other committee.

COMPENSATION COMMITTEE

         The Compensation Committee consists of Messrs. Williams, Connor and Welch. The Compensation Committee determines and makes recommendations for salaries, incentives and other forms of compensation for the Company's senior executive officers, directors, and employees of the Company and administers the 1999 Stock Option Plan. The Compensation Committee held two meetings during the year ended March 31, 2000.

AUDIT COMMITTEE

         The Audit Committee consists of Messrs. Welch, Williams and Woolley. The Audit Committee reviews the Company's accounting practices, internal accounting controls, and financial results, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and oversees the adequacy of the Company's internal accounting controls. The Audit Committee held one meeting during the year ended March 31, 2000.

COMPENSATION OF DIRECTORS

         On the 18th day of February 1999, each director who is not an employee of the Company (each an "Outside Director") was granted an option, subject to shareholder approval, to purchase 10,000 shares of Common Stock exercisable at $4.75 per share. In addition, each person who is initially elected to the Board and who is an Outside Director at the time of such election or anniversary thereafter will be granted an annual option to purchase 2,000 additional shares of Common Stock on the anniversary date of the initial election. These options are subject to five-year straight line vesting schedules and are defined as non-qualified options with a fifteen-year term. Outside Directors are paid quarterly fees in the annual cash sum of $5,000.

VOTE REQUIRED; ELECTION OF DIRECTORS

         If a quorum is present and voting at the Annual Meeting, the seven nominees receiving the affirmative vote of a majority will be elected to the Board. Votes withheld from any nominee, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker nonvotes will have no effect on the results of the vote. The Proxies will be voted with respect to the election of the nominees in accordance with the instructions specified in the Proxy form. If no instructions are given, Proxies will be voted for the election of the nominees. If any nominee is not available as a candidate for director, the Proxies may be voted for another candidate or other candidates nominated by the Board of Directors, in accordance with the authority conferred in the Proxy.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THE ACCOMPANYING PROXY.

                                   PROPOSAL II
                                   -----------

                   RATIFICATION AND APPROVAL OF APPOINTMENT OF
          PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ended March 31, 2000.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the annual meeting will be required for adoption of the proposal by the shareholders.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS AND KEY EMPLOYEES

         The executive officers and key employees of the Company and their ages as of June 1, 2000 are as follows:

NAME                                 AGE          POSITION
----                                 ---          --------
William W. Service                    39          Chief Executive Officer and
                                                  Chief Financial Officer
Bruce Davis                           39          President
Jerry Scott                           46          Vice President, Operations
Juanita Nelson                        64          Secretary and Controller


EXECUTIVE OFFICERS

         Bill Service, 39, is the Chief Executive Officer of several companies engaged in the restaurant business: Jaspers Food Management, Inc. (1993-present), CBW Inc. (1995-1999) (which acquired the majority shareholding interest in the Company in 1998 and subsequently merged with the Company in February 1999), and Oregon Food Management, Inc. (1996-present). He has served as Chief Executive Officer of the Company since 1998.

         Bruce Davis, 39, is the President of several companies engaged in the restaurant business: Jaspers Food Management, Inc. (1993- present), CBW Inc. (1995-1999) (which acquired the majority shareholding interest in the Company in 1998 and subsequently merged with the Company in February 1999), and Oregon Food Management, Inc.(1996-present). He has served as President of the Company since 1998.

KEY EMPLOYEES

         Jerry Scott, 46, has served as Vice President in charge of operations since August 1998. Prior to that, and since November 1995, Mr. Scott served as Vice President of Operations for Jaspers Food Management, Inc. He served from November 1994 to November 1995 as Regional Director of Operations of Macheezmo Mouse Restaurants, Inc. and from June 1993 to September 1994 as Director of Operations of Mission Investment Company.

         Juanita Nelson, 64, has served as Controller of the Company since 1985 and as Secretary since February 1998. For more than five years prior to joining the Company, Mrs. Nelson was the Office Manager of the Red Lion Inns and Thunderbird Motor Inns corporate office.

COMPENSATION INFORMATION

         The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the fiscal years ended March 31, 2000 and 1999 of the Chief Executive Officer of the Company, the other four most highly compensated executive officers of the Company who were serving as executive officers at March 31, 2000 and one additional individual, Ms. Anita Goldberg, who would have been named but for the fact that she was not serving as an executive officer at the end of the fiscal year ended March 31, 1999 (the "Named Executive Officers"). None of the Named Executive Officers served for any of 1997 and 1998 (other than Ms. Goldberg), or all of 1999. Salary amounts for 1999 do not reflect salary for a full year. Certain executive officers who would otherwise have been named are excluded because each officer's total annual salary and bonus did not exceed $100,000.

SUMMARY COMPENSATION TABLE

NAME AND
PRINCIPAL                     FISCAL                                  LONG TERM COMPENSATION
POSITION                       YEAR       SALARY         BONUS        SECURITIES UNDERLYING OPTIONS
--------                       ----       ------         -----        -----------------------------
William W. Service             2000         $0             $0             50,000 (1)
Chief Executive Officer        1999         $0             --             15,000 (2)

Bruce Davis                    2000         $0             $0             50,000 (1)
President                      1999         $0             --             15,000 (2)

Anita Goldberg (3)
Former President               1999         $120,000       $66,531        --

         (1) Dollar values of non-qualified stock option awards are based on the fair market value at the time of grant, viz. 50,000 non-qualified options at a strike price of $6.25 per share. The Company's non-qualified option awards vest over a five-year period (with the first 20% of the award vesting annually on the anniversary of the date of grant), except that the options granted to the named executives as listed in the table will be fully vested on March 31, 2000.

         (2) Dollar values of non-qualified stock option awards are based on the fair market value at the time of grant, viz. 15,000 non-qualified options at a strike price of $4.75 per share. The Company's non-qualified option awards vest over a five-year period (with the first 20% of the award vesting annually on the anniversary of the date of grant), except that the options granted to the named executives as listed in the table will be fully vested on August 25, 1999.

         (3) Ms. Goldberg resigned from the Board and Company effective December 29, 1998. Ms. Goldberg's annualized salary for fiscal year ended March 31, 1999 was $120,000. Pursuant to an employment agreement, Ms. Anita Goldberg, then President of the Company, was paid $120,000 in fiscal 1998. In March 1998, the Board of Directors authorized incentive compensation payable to Ms. Goldberg equal to ten percent of annual earnings above $200,000 (before tax and incentive payment).

OPTION GRANTS TABLE FOR FISCAL YEAR ENDED MARCH 31, 2000

         The following table sets forth information regarding stock options granted during fiscal 2000 to the Named Executive Officers. The Company does not have any outstanding stock appreciation rights.

                     Number of       Percent of     Exercise      Market        Expiration    Potential Realizable
                     Securities      Total          Price Per     Price at      Date (1)      Value at Assumed
                     Underlying      Options        Share ($/SH)  Date of                     Annual Rates of Stock
                     Options         Granted to                   Grant                       Price Appreciation for
                     Granted (#)     Employees in                                             Option Term (2)
                                     Fiscal Year
-------------------- --------------- -------------- ------------- ------------- ------------- ------------------------
                                                                                              5%          10%
                                                                                              --          ---
William W. Service   50,000          33.3%          $6.25         $6.00         4/21/14       $77,000     $226,000
Bruce Davis          50,000          33.3%          $6.25         $6.00         4/21/14       $77,000     $226,000


(1) The options granted to the Named Executives as listed in the table were fully vested on March 31, 2000.

(2) Gains are reported net of the option exercise price, but before taxes associated with exercise. These values also do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts represent certain assumed rates of appreciation shown (compounded annually) from the date of grant until the end of the option term and are calculated based on the requirements promulgated by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table will not necessarily be achieved and do not reflect the Company's estimate of future stock price growth of the shares of the Company's Common Stock.

DIRECTOR COMPENSATION

         The Company compensates its directors who are not employees by granting them options to purchase shares of the Company's Common Stock. In fiscal 2000, the non-employee directors were each granted non-qualified options to purchase 2,000 shares of Common Stock exercisable at $5.88 per share and during the term of office, are eligible for additional annual grants of 2,000 non-qualified options. All non-qualified options have a fifteen-year term and are subject to a five-year vesting schedule with 20% of the total grant vesting annually. Non-employee Directors also receive in cash the annual sum of $5,000 paid in quarterly increments.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 2000 the Company's Board of Directors, with the advice and recommendations of the Compensation Committee, determined compensation matters. No executive officer of the Company served as a member of the Compensation Committee or Board of Directors of another entity which had an executive officer who served on the Company's Board of Directors or Compensation Committee during the fiscal year ended March 31, 2000. During fiscal year 2000, the Compensation Committee was comprised of Thomas C. Connor, Richard Williams and Paul Welch. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company's board of directors or compensation committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's Compensation Committee reviews and makes recommendations to the Company's Board of Directors regarding the Company's executive compensation program. In that connection, the Compensation Committee reviews and approves each of the elements of the executive compensation program of the company and periodically assesses the effectiveness and competitiveness of the program in total. In addition, the Committee administers the Stock Option Plan and Employee Stock Purchase Plan. Set forth below is the Report of the Compensation Committee regarding compensation paid by the Company to its executive officers during fiscal 2000.

         The Company's compensation program for executive officers is primarily comprised of combinations of elements of base salary, bonus, and/or short and long-term incentives in the form of stock option grants. Executives also participate in various other benefit plans, including medical and 401(k) plans, versions of that are generally available to all employees of the Company.

COMPENSATION PHILOSOPHY

         The goals of the Company's executive compensation program are to reward the achievement of the Company's strategic goals and the creation and maximization of shareholder value. The Company anticipates positioning base salaries at competitive levels, except in the case of its Named Executive Officers who, at this time, have been awarded options to purchase shares of common stock in lieu of annual salary. Stock option grants are intended to result in no reward if the stock price does not appreciate, but may provide substantial reward to executives as shareholders benefit from stock price appreciation. However, the annual cash bonus (or grant of stock options) compensation program will be positioned to reward above competitive levels for exceptional performance. The Company also believes in providing rewards for the creation of shareholder value through the use of stock options. The Company and the Committee believe this philosophy will motivate the executives and, thereby, reinforce the accomplishments of the Company's strategic and financial goals. In the future, the Company's philosophy will be to pay base salaries to executives at levels that enable the Company to attract, motivate and retain highly qualified executives. In addition, the Company intends to give bonuses as a reward for performance based upon individual performance and overall Company financial results. The Company has not established an annual incentive plan at this time.

         BASE SALARY AND BONUSES. Except as previously stated, each Company executive receives a base salary, which when aggregated with a bonus or options grant, is intended to be competitive with similarly situated executives in other companies at a comparable stage of development, considering the experience, achievements and contributions of the employees and the Company's industry. The Company targets base pay at the level required to attract and retain highly qualified executives. In determining salaries, individual experience and performance and specific needs particular to the Company are taken into account. Salary increases will be designed to reflect competitive practices in the industry, financial performance of the Company and individual performance of the executive. The annualized sum of $120,000 was paid to Ms. Anita Goldberg, the former President of the Company, in fiscal year 1999.

         LONG-TERM INCENTIVES. The objectives of the Company's long-term incentive program are to offer opportunities for stock ownership that are competitive with those at peer companies and to encourage and create ownership and retention of the Company's stock by key employees. Grant levels under the Company's employee stock option plans are made in consideration of awards to officers within peer companies and an assessment of the executive's tenure, responsibilities and current stock and option holdings.

         In addition to base salary, executives are eligible to receive an annual bonus. The Compensation Committee intends to consider and adopt a formal Executive Incentive Bonus Plan which would provide for year end cash bonuses to executives based on the Company's and the executive's performance for that year. It is anticipated that the amount of bonus and the performance criteria will vary with the position and role of the executive within the Company, although bonuses will be significantly tied to the Company's financial performance.

         STOCK, OPTIONS AND OTHER AWARDS. The Company believes that it is important for executives to have an equity stake in the Company and, toward this end (and disclosed elsewhere herein), has made option grants to key executives and other employees in February 2000. Option grants have taken into account the level of awards granted to executives at companies in the Company's industry, the levels of cash compensation earned by such executives, and the individual executive's specific role at the Company. The Compensation Committee, comprised of Outside Directors (who are not employees of the Company), administers the 1999 Stock Option Plan. Awards to Outside Directors or employee Directors are made by the Board.

         CHIEF EXECUTIVE OFFICER COMPENSATION. William W. Service does not have an employment agreement with the Company and received no salary or other form of cash compensation from the Company in consideration for his services as Chief Executive Officer in fiscal year 2000. In April 1999, Mr. Service was awarded a non-qualified option to purchase 50,000 shares of Common Stock at an exercise price of $6.25 which became fully vested on March 31, 2000. The Compensation Committee believes that Mr. Service's compensation is below the compensation paid to Chief Executive Officers of comparable, publicly-held companies.

SECTION 162(M) COMPLIANCE

         The Company does not presently anticipate any of the Named Executive Officers to exceed the million-dollar non-performance based compensation threshold of Section 162(m) of the Internal Revenue Code. The Company and the Committee will continue to monitor the compensation levels of the Named Executive Officers and determine the appropriate response to Section 162(m) when and if necessary. It is the Company's intent to bring the stock option program into compliance with Section 162(m), if necessary, to ensure that stock option grants are excluded from compensation calculation for the purposes of Section 162(m).

         The foregoing report has been furnished by the Compensation Committee.


                                              Thomas C. Connor
                                              Richard Williams
                                              Paul Welch            June 1, 2000

STOCK PERFORMANCE GRAPH

         Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Composite Index and the Company's peer group index. The Company's peer group consists of the NASDAQ Retail Trade Stocks. The stock performance graph assumes $100 was invested on April 1, 1995 and measures the return thereon at various points based on the closing price of the Common Stock on the dates indicated.


                               [PERFORMANCE GRAPH]


MEASUREMENT          ELMER'S
PERIOD               RESTAURANTS INC.            PEER                NASDAQ
                                                 GROUP               COMPOSITE
3/31/95              100.0                       100.0               100.0
3/31/96              115.4                       125.3               135.8
3/31/97              146.2                       126.3               150.9
3/31/98              284.6                       187.1               228.9
3/31/99              369.2                       190.0               309.2
3/31/00              379.4                       150.8               574.0


                              CERTAIN TRANSACTIONS

         Paul Welch, a director of the Company, operates two Elmer's restaurants in Vancouver, Washington, one since 1978 and the other since 1994. Under a franchise agreement with the Company, Mr. Welch pays the Company a franchise royalty fee of two percent of gross sales of each of the restaurants. During fiscal 2000, $68,000 was paid to the Company under this franchise agreement.

         Effective February 18, 1999, the Board of Directors unanimously voted to engage Jaspers Food Management, Inc. ("JFMI") to provide some of the Company's administrative and accounting service needs for the operations of the Company's Ashley's and Richard's restaurants. Two different agreements were executed for each restaurant brand. William Service and Bruce Davis each own 36% of the outstanding common stock of JFMI and each serve on JFMI's three person Board of Directors. JFMI's third director is Cordy Jensen who owns 3.75% of the outstanding common stock of JFMI. Messrs. Service and Davis each receive the annual compensation in the sum of $30,000 from JFMI.

         As of March 31, 2000, the Company had outstanding indebtedness for borrowed money of $1.25 million under a term loan facility with Eagle's View Management Company, Inc. (which is affiliated with Donald Woolley and members of his family), assumed at the time of the merger with CBW, Inc. The Eagle's View Management loan has a maturity of approximately 5 years, an interest rate of 12%, requires monthly payments of interest only, and is collateralized by a second position on substantially all the assets owned by the Company and does not impose financial covenants upon the Company.

INDEPENDENT AUDITORS

         The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ended March 31, 2000. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                             DISCRETIONARY AUTHORITY
                             -----------------------

         Although the Notice of Annual Meeting of Shareholders provides for transaction of any business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than those referred to herein. The enclosed proxy, however, gives discretionary authority if any other matters are presented.

                              COSTS OF SOLICITATION
                              ---------------------

         The entire cost of solicitation of proxies by the Board of Directors will be borne by the Company. In addition, to the use of the mails, proxies may be solicited by personal interview, facsimile, telephone and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

         YOU ARE URGED TO SIGN AND RETURN YOUR PROXY PROMPTLY TO MAKE CERTAIN YOUR SHARES WILL BE VOTED AT THE 2000 ANNUAL MEETING. FOR YOUR CONVENIENCE, A RETURN ENVELOPE IS ENCLOSED.


                                              By Order of the Board of Directors

                                              /s/ Juanita Nelson
                                              ----------------------------------
                                              Juanita Nelson
                                              Secretary

June 23, 2000

                                      PROXY

                            ELMER'S RESTAURANTS, INC.
                         ANNUAL MEETING, AUGUST 9, 2000

                        PLEASE SIGN AND RETURN THIS PROXY

         The undersigned hereby appoints William W. Service, Paul Welch, Corydon
H. Jensen, Thomas C. Connor, Bruce Davis, Richard Williams, Donald Woolley, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the annual meeting of shareholders of Elmer's Restaurants, Inc. (the "Company") on August 9, 2000 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to all matters set forth on this proxy card. The undersigned hereby acknowledges receipt of the Company's proxy statement, and hereby revokes any proxy or proxies previously given. This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Unless direction is given, this proxy will be voted:

         -   "FOR" election of each of the nominated directors.
         - "FOR" the approval and ratification of PricewaterhouseCoopers as the Company's independent Public accountants.
         - And in accordance with the discretion of the proxy as to other matters.

1.  Election of Directors

    [ ] FOR all nominees except as         [ ] WITHHOLD AUTHORITY to vote for
        marked to the contrary below           all nominees listed below

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

William W. Service;
Paul Welch

The proposition set forth above is a proposition of the Company and is not related to any or conditioned upon approval of any other proposition.


2. A proposal to approve and ratify the appointment of PricewaterhouseCoopers, LLP, as the Company's independent public accountants for the year ending March 31, 2000.
         [ ] FOR             [ ] AGAINST           [ ] WITHHOLD AUTHORITY

The proposition set forth above is a proposition of the Company and is not related to any or conditioned upon approval of any other proposition


3. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.

         [ ] FOR             [ ] AGAINST           [ ] WITHHOLD AUTHORITY

The proposition set forth above is a proposition of the Company and is not related to any or conditioned upon approval of any other proposition.

                                      PROXY


                                      Shares:
                                             -----------------------------

                                      Date:                         , 2000
                                           -------------------------


                                      ------------------------------------
                                      Signature or Signatures



I PLAN TO ATTEND MEETING    [ ] mark box.

COMMENTS/ADDRESS CHANGE
Please mark this box if you have written comments/address change on the reverse side. [ ]

         Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer. When shares are held by joint tenants, both should sign. The Annual Meeting of Shareholders of Elmer's Restaurants, Inc. will be held on Wednesday, August 9, 2000, at 2:00 p.m., Pacific Daylight Time, at Elmer's Restaurant, 9848 N. Whitaker Road, Portland, Oregon 97217.

         Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.

  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE